EXHIBIT 5.1

January 14, 2004

Action Performance Companies, Inc.
1480 South Hohokam Drive
Tempe, Arizona 85281

Re:	Registration Statement on Form S-3
Action Performance Companies, Inc.

     Ladies and Gentlemen:

               We have acted as legal counsel to Action Performance Companies, Inc., an Arizona corporation (the “Company”), in connection with Registration Statement on Form S-3 described herein (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about January 14, 2004 under the Securities Act of 1933, as amended. The Registration Statement relates to the resale of the following shares of the Company’s common stock, par value $0.01 per share: (a) 372,960 shares issued in connection with the purchase by the Company of all of the stock of Funline Merchandise Co., Inc. (the “Funline Shares” or the “Shares”), and 139,860 shares issuable pursuant to the earn-out provisions set forth in the stock purchase agreement related to such purchase (the “Funline Earn-out Shares”); (b) 75,000 shares issuable pursuant to the earn-out provisions set forth in the merger agreement related to the Company’s acquisition of Trevco Trading Corp. (the “Trevco Earn-out Shares”); and (c) 75,000 shares issuable upon exercise of warrants (the “Warrant Shares”). The Funline Earn-out Shares and the Trevco Earn-out Shares are referred to collectively as the “Earn-out Shares”. The Shares may be, and upon issuance, the Earn-out Shares and Warrant Shares may be, sold from time to time by certain of the Company’s shareholders (the “Selling Shareholders”).

               With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

               Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that (a) the Shares, the Earn-out Shares, and the Warrant Shares have been lawfully and duly authorized; (b) the Shares have been validly issued, and are fully paid and nonassessable; (c) the Earn-out Shares, if and when issued in accordance with the respective earn-out provisions set forth in the acquisition agreements, will be validly issued, fully paid, and nonassessable; and (d) the Warrant Shares, when issued upon exercise in accordance with the respective warrant agreements, will be validly issued, fully paid, and nonassessable.

               For purposes of our opinion, we have assumed the payment by the Selling Shareholders of the full amount of the exercise price due from them to the Company upon exercise of the warrants. For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the state of Arizona.

               We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Arizona. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

               We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig LLP